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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY



                                             STATE OR OTHER JURISDICTION
                                                 OF INCORPORATION OR
             SUBSIDIARY                      ORGANIZATION/TYPE OF ENTITY
--------------------------------------    --------------------------------------

AGH GP, Inc.                                      Nevada/Corporation

AGH LP, Inc.                                      Nevada/Corporation

American General Hospitality Operating
Partnership, L.P.                         Delaware/Limited Partnership

AGH UPREIT LLC                            Delaware/Limited Liability Company

AGH SECAUCUS LLC                          Delaware/Limited Liability Company

AGH DFW South LLC                         Delaware/Limited Liability Company

AGH 75 Arlington Heights LLC              Delaware/Limited Liability Company

AGH 2780 Atlanta LLC                      Delaware/Limited Liability Company

2929 Williams Limited Liability Company   Delaware/Limited Liability Company

3199 Glendale Joint Venture                    Ohio/General Partnership

MDV Limited Partnership                       Texas/Limited Partnership

Madison Motel Associates                    Wisconsin/General Partnership

183 Hotel Associates, Ltd.                    Texas/Limited Partnership

Richmond Williamsburg Associates, Ltd.        Texas/Limited Partnership

455 Meadowlands Associates, Ltd.              Texas/Limited Partnership

DFW South I Limited Partnership               Texas/Limited Partnership
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Lake Buena Vista Partners, Ltd.              Florida/Limited Partnership

75 Arlington Heights Limited                 Delaware/Limited Partnership
Partnership, L.P.

2780 Atlanta Limited Partnership, L.P.       Delaware/Limited Partnership